UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2019

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-16577

Minnesota	41-1472057
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5900 Golden Hills Drive

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(763) 542-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYBE	NASDAQ Stock Market LLC

Item 2.02. Results of Operations and Financial Condition

On July 24, 2019, CyberOptics Corporation published a press release providing information regarding its results of operations and financial condition for the quarter ended June 30, 2019.

Item 7.01. Regulation FD Disclosure

On July 24, 2019, CyberOptics Corporation published a press release announcing that its Board of Directors has authorized a $3.0 million share repurchase program through June 30, 2020. The common stock will be acquired from time to time in open market transactions, block purchases and other transactions complying with the Securities and Exchange Commission’s Rule 10b-18.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99. Press Release dated July 24, 2019.

Exhibit 99.1 Press Release dated July 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CyberOptics Corporation

	By:	/s/ Jeffrey A. Bertelsen
Jeffrey A. Bertelsen
Chief Financial Officer

Dated: July 24, 2019